Exhibit 10.64

AGREEMENT OF

ASSIGNMENT AND ASSUMPTION

This agreement of assignment and assumption is entered into as of March 1, 2001, by and among State Auto Financial Corporation, an Ohio corporation (“STFC”), State Automobile Mutual Insurance Company, an Ohio corporation (“SAMIC”), State Auto Property and Casualty Insurance Company, a(n) ________ corporation (“SAP&C”), and Midwest Security Insurance Company, a(n) ________ corporation (“Midwest”), (STFC, SAMIC, SAP&C and Midwest are herein collectively referred to as the “Companies”).

Background Information

A. Effective August 1, 1995, the Companies made available to their directors participation in the State Auto Insurance Companies Directors Deferred Compensation Plan (the “Plan”).

B. The Companies desire to amend and restate the Plan effective March 1, 2001 (the “Amended Plan”), to reflect (1) two additional investment options in which a participant in the Plan may be permitted to direct the investment of the portion of the Companies’ funds allocated to him; and (2) this agreement of assignment and assumption.

Statement of Agreement

The Companies acknowledge the accuracy of the above Background Information and agree as follows:

§1. Assignment and Assumption. SAMIC hereby assigns to Midwest, and Midwest hereby assumes and relieves SAMIC of, all rights, duties and obligations SAMIC has under and with respect to the Plan and any Directors Deferred Compensation Agreements entered into by SAMIC pursuant to the terms of the Plan, as such relate solely to those directors who only serve on the Board of SAMIC and no other Company, including all obligations and rights under such Agreements and any funds, securities or other assets representing each Plan participant’s Accumulations (as that term is defined in the Plan), including all books and records relating thereto. STFC and SAMIC hereby assign to SAP&C, and SAP&C hereby assumes and relieves STFC and SAMIC of, all rights, duties and obligations STFC and SAMIC have under and with respect to the Plan and any Directors Deferred Compensation Agreements (“Agreements”) entered into by STFC or SAMIC pursuant to the terms of the Plan, as such relate to all other directors of the Companies (other than those described in the first sentence hereof) including all obligations and rights under such Agreements and any funds, securities or other assets representing each Plan participant’s Accumulations (as that term is defined in the Plan), including all books and records relating thereto.

§2. Deferred Compensation Agreements. The Companies shall use their reasonable best efforts to enter into an amended and restated Directors Deferred Compensation Agreement with each participant in the Plan, who has entered into a Directors Deferred Compensation Agreement pursuant to the Plan with either STFC or SAMIC, which Agreement will acknowledge and consent to the assignment and assumption described in §1 hereof.

§3. Governing Law. This agreement has been executed in the state of Ohio. All questions regarding the validity or intention of this agreement and all questions relating to performance hereunder shall be resolved under the laws of the State of Ohio.

§4. Successors in Interest. This agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of each party to this agreement.

STATE AUTO FINANCIAL CORPORATION

By	/s/ Robert H. Moone
Title	President

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By	/s/ Robert H. Moone
Title	President

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By	/s/ Robert H. Moone
Title	President

MIDWEST SECURITY INSURANCE COMPANY

By	/s/ Robert H. Moone
Title	President